UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2004

Genaissance Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30981	06-1338846
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Science Park New Haven, Connecticut		06511
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 773-1450

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 1, 2004, Genaissance Pharmaceuticals, Inc. (the “Company”) granted each of its non-employee directors stock options under the Company’s stockholder-approved 2000 Amended and Restated Equity Incentive Plan, as amended (the “Plan”).

The Company granted non-qualified stock options to purchase 10,000 shares of the Company’s common stock, $.001 par value per share, at an exercise price of $3.10 per share to each of:  Jürgen Drews, M.D.; Karen A. Dawes; Joseph Klein III; Harry H. Penner, Jr.; Seth Rudnick, M.D.; and Christopher Wright.  Each option vests in equal quarterly installments over a four-year period and expires on September 30, 2014.

A copy of the form of non-qualified stock option agreement entered into between the Company and each of its non-employee directors on October 1, 2004 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the Plan is on file with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s Amendment No. 1 to Registration Statement on Form S-1 that was filed with the SEC on July 3, 2000.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENAISSANCE PHARMACEUTICALS, INC.

Date: October 6, 2004	By:	/s/ Ben D. Kaplan
Ben D. Kaplan
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Form of Nonstatutory Stock Option Agreement between Genaissance Pharmaceuticals, Inc. and each of its directors dated October 1, 2004.